HALO TECHNOLOGIES HOLDINGS, INC.

UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On May 25, 2007, the registrant, Halo Technology Holdings, Inc. (the “Company” or “Halo”) completed the transaction contemplated by the Asset Purchase Agreement (the “Empagio Purchase Agreement”) entered into with Empagio Acquisition LLC (the “Buyer”) and the Company’s subsidiary, Empagio, Inc. (the “Seller” or “Empagio”) on May 17, 2007.

Pursuant to this agreement, the Company caused Empagio to sell its assets to the Buyer, in exchange for a purchase price consisting of $16 million, plus certain contingent payments and assumption of Empagio’s business liabilities. The cash portion of the purchase price is payable as follows: (i) $250,000 was paid as a deposit upon the execution of the Empagio Purchase Agreement; (ii) $13,227,160 was paid upon closing; (iii) $250,000 was held in escrow pending resolution of any working capital determinations after the closing, and (iv) $2 million in deferred payments (which shall bear interest of LIBOR plus 4%) to be paid $1 million on September 30, 2008, and the remaining $1 million on June 30, 2009. The contingent payments consist of ten percent of the proceeds of any sale of the Buyer, to the extent such proceeds exceed $1 million, provided that the sale of the Buyer occurs in the next five years.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of the Company included in our Annual Report filed on Form 10-KSB/A for the year ended June 30, 2006 and our Quarterly Report filed on Form 10-QSB for the nine months ended March 31, 2007.

The following unaudited pro forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States; gives effect to the sale of Empagio as if the acquisition occurred on March 31, 2007; and removes the balance sheet of Empagio as of March 31, 2007 from the balance sheet of the Company as of March 31, 2007. Pro forma adjustments include: 1) allocation of proceeds from the sale, 2) assumption of liabilities, 3) accrual of a senior note amendment fee, and 4) reduction of deferred financing costs and warrant-related debt discount.

The following unaudited pro forma statement of operations for the year ended June 30, 2006 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the sale of Empagio as if the transaction occurred on June 30, 2005. The pro forma statement of operations removes the results of operations of Empagio for the year ended June 30, 2006 from the Company’s pro forma statement of operations previously prepared when Halo’s another former subsidiary, Gupta Technologies, LLC (“Gupta”), was sold on November 20, 2006. The resulting pro forma statement effectively removes the results of operations of both Empagio and Gupta from the Company’s results of operations. Pro forma adjustments include 1) reduction of cash interest and 2) reduction of interest expense from accelerated amortization of deferred financing costs and warrant-related debt discount. These adjustments were made to reflect the principal payment of the senior note that would have been made with the proceeds from the sale of Empagio.

The following unaudited pro forma statement of operations for the nine months ended March 31, 2007 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the sale of Empagio and Gupta as if the transaction occurred on June 30, 2006. Such pro forma statement of operations removes the results of operations of Empagio and Gupta for the nine months ended March 31, 2007 from the results of operations of the Company for the nine months ended March 31, 2007. Pro forma adjustments include 1) reduction of cash interest and 2) reduction of interest expense from accelerated amortization of deferred financing costs and warrant-related debt discount.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the sale of Empagio and Gupta been completed as of the dates specified above.

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Balance Sheet
March 31, 2007
(Unaudited)

		Sale of	Pro Forma		Halo

	Halo (A)	Empagio (B)	Adjustments		Pro Forma

Assets

Current Assets:

Cash and cash equivalents	$848,628		$477,160	(C)(D)	$1,325,788

Accounts receivable, net of allowance for doubtful accounts	1,748,501				1,748,501

Due from Platinum Equity, LLC	330,000				330,000

Prepaid expenses and other current assets	409,755		250,000	(C)	659,755

Assets held for sale	22,212,410	22,212,410			—

Total current assets	25,549,294	22,212,410	727,160		4,064,044

Property and equipment, net	490,909				490,909

Deferred financing costs, net	468,417		(126,151)	(F)	342,266

Intangible assets, net of accumulated amortization	5,456,461				5,456,461

Goodwill	15,290,342				15,290,342

Due from Empagio buyer	-		2,000,000	(C)	2,000,000

Other assets	88,950		-		88,950

Total assets	$47,344,373	$22,212,410	$2,601,009		$27,732,972

Liabilities and stockholders’ equity

Current liabilities:

Current portion of senior note payable	16,636,246		(11,472,311)	(C)(F)	5,163,935

Note payable to Platinum Equity, LLC	1,750,000				1,750,000

Notes payable	467,569				467,569

Accounts payable	1,380,381				1,380,381

Accrued expenses	5,767,426		340,000	(C)(D)	6,107,426

Deferred revenue	6,046,749				6,046,749

Due to ISIS	1,243,749				1,243,749

Liabilities of discontinued operations	6,866,969	6,866,969			—

Total current liabilities	40,159,089	6,866,969	(11,132,311)		22,159,809

Subordinate notes payable	2,613,517				2,613,517

Other long term liabilities	758,264				758,264

Series C warrants liabilities	312,606				312,606

Senior and Sub warrants liabilities	776,231				776,231

Other warrants liabilities	874,590				874,590

Total liabilities	45,494,297	6,866,969	(11,132,311)		27,495,017

Commitments and contingencies	-				—

Mandatory redeemable Series D Preferred Stock	7,750,000				7,750,000

Stockholders’ equity (deficit):

Preferred stock (Canadian subsidiary)	2				2

Shares of Common Stock to be issued for accrued

interest on subordinated debt and accrued dividends on Series D Preferred Stock	350,325				350,325

Common stock

shares issued and outstanding, respectively	404				404

Additional paid-in-capital	99,388,210				99,388,210

Treasury Stock	(1,250,000)				(1,250,000)

Accumulated other comprehensive loss	(19,430)				(19,430)

Accumulated deficit	(104,369,435)		(1,612,121)	(D)(E)(F)(G)	(105,981,556)

Total stockholders’ equity (deficit)	(5,899,924)	-	(1,612,121)		(7,512,045)

Total liabilities and stockholders’ equity (deficit)	$47,344,373	$6,866,969	$(12,744,432)		$27,732,972

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

(A)	Reflects the historical financial position of the Company at March 31, 2007.

(B)	To remove the historical financial position of Empagio at March 31, 2007. Empagio’s assets and liabilities were accounted for as ‘Assets held for sale’ and ‘Liabilities of discontinued operations,’ respectively, on the Company’s Consolidated Balance Sheet as of March 31, 2007.

(C)	Total cash proceeds of $15.7 million from the sale were allocated as follows:

Senior note principal payment	12,350,000
Senior note amendment fee	100,000
Senior note amendment fee previously accrued	300,000
Cash in escrow	250,000
Cash retained	727,160
Future installments	2,000,000

Total cash proceeds	15,727,160

(D)	Halo assumed certain employee compensation and severance liabilities in connection with the Empagio sale, which amounted to $890,000. $250,000 has been paid on closing of the sale. The remainder of $640,000 has been accrued.

(E)	As part of this Empagio sale transaction, the Company amended certain terms with the senior debt lender. The Company incurred $100,000 in amendment related fees, which was paid by the proceeds from the sale described in (C).

(F)	The balance of deferred financing costs incurred in connection with the senior debt was reduced by $126,151. The amortization was accelerated because of the principal payment described in (C). Similarly, the balance of the warrant-related debt discount was reduced by $877,689 because of the principal payment. This increased the book value of the senior note.

(G)	A gain on discontinued operations of $381,719 has been recognized on the sale of Empagio.

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Statements of Operations
Year ended June 30, 2006
(Unaudited)

	Gupta	Sale of	Pro Forma			Halo
	Pro Forma (1)	Empagio (2)	Adjustments			Pro Forma
Revenue
Licenses	$1,672,606	$76,125				$1,596,481
Services	12,078,419	5,753,934				6,324,485

Total revenues	13,751,025	5,830,059				7,920,966
Cost of revenue
Cost of licenses	683,860	186,783				497,077
Cost of services	3,196,749	1,654,860				1,541,889

Total cost of revenues	3,880,609	1,841,643				2,038,966

Gross Profit	9,870,416	3,988,416				5,882,000
Product development	2,992,468	819,405				2,173,063
Sales, marketing and business development	2,630,999	406,359				2,224,640
General and administrative	11,246,703	2,673,260				8,573,443
Late filing penalty	(1,033,500)	—				(1,033,500)

Loss before interest and fair value gain on warrants	(5,966,254)	89,392				(6,055,646)
Fair value gain on warrants	41,962,169					41,962,169
Interest expense and other	(8,710,330)	(100,322)	1,999,761	(3	)(4)	(6,610,247)

Income (loss) from operations before income taxes	27,285,585	(10,930)	1,999,761			29,296,276
Income taxes	11,186	(787)	—	(8)		11,973

Net Income (loss)	$27,274,399	$(10,143)	$1,999,761			$29,284,303

Computation of income (loss) applicable
to common shareholders
Net income (loss) before preferred dividends	$27,274,399	$(10,143)	$1,999,761			$29,284,303
Preferred dividends	(1,521,477)	—	—			(1,521,477)

Net income (loss) attributable to common stockholders	$25,752,922	$(10,143)	$1,999,761			$27,762,826

Net income per share attributable to common stock:
Net income per share — basic	$4.63					$4.99
Net income per share — diluted	$1.84					$1.98
Weighted-average number common shares — basic	5,566,364					5,566,364
Weighted-average number common shares — diluted	14,887,182					14,887,182

See accompanying notes to unaudited pro forma consolidated condensed financial statement

Halo Technology Holdings, Inc.

Pro Forma Consolidated Condensed Statements of Operations
Nine months ended March 31, 2007
(Unaudited)

		Pro Forma			Halo
	Halo (5)	Adjustments			Pro Forma
Revenue
Licenses	$2,173,216				$2,173,216
Services	8,907,601				8,907,601

Total revenues	11,080,817				11,080,817
Cost of revenue
Cost of licenses	528,500				528,500
Cost of services	2,051,665				2,051,665

Total cost of revenues	2,580,165				2,580,165

Gross Profit	8,500,652				8,500,652
Product development	2,993,302				2,993,302
Sales, marketing and business development	2,222,351				2,222,351
General and administrative	7,631,428				7,631,428
Gain on extinguishment of debt	(200,000)				(200,000)
Late filing penalty	110,000				110,000

Loss before interest and fair value gain on warrants	(4,256,429)				(4,256,429)
Fair value gain on warrants	7,534,884				7,534,884
Interest expense and other	(10,819,681)	2,816,227	(6	)(7)	(8,003,454)

(Loss) income from continuing operations before income taxes	(7,541,226)	2,816,227			(4,724,999)
Income taxes	32,106	—	(8)		32,106

(Loss) income from continuing operations	(7,573,332)	2,816,227			(4,757,105)
Computation of (loss) income applicable to common shareholders
Net (loss) income from continuing operations before preferred dividends	$(7,573,332)	$2,816,227			$(4,757,105)
Preferred dividends	—	--			—

(Loss) income from continuing operations
attributable to common stockholders	$(7,573,332)	$2,816,227			$(4,757,105)

Basic and diluted net loss per share	$(0.24)				$(0.16)
Weighted-average number of common shares outstanding	31,461,350				29,403,325

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(1)	Reflects the Company’s pro forma statement of operations, previously prepared when Gupta was sold on November 20, 2006 (“Gupta Pro Forma”). This Gupta Pro Forma removes the results of operations of Gupta from the Company’s results of operations for the twelve months ended June 30, 2006. Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 27, 2006.

(2)	To remove Empagio’s historical statement of operations for the year ended June 30, 2006.

(3)	To record the reduced interest expense for the twelve months ended June 30, 2006. The decrease in the interest expense results from the principal payment of the senior note described in the note (C) of NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET. The principal payment lowered cash interest by $1,183,441. It also results in accelerated amortization of deferred financing costs and warrant-related debt discount.. The acceleration for the deferred financing costs would have caused the previous period interest expense to increase, and the current period interest expense to decrease by $181,298. Similarly, the acceleration for the warrant-related debt discount would have caused the current period interest expense to decrease by $448,622.

(4)	The interest expense is offset by the interest income from the installment payments due from the Buyer, which is $2,000,000. $186,400 is recorded as interest income for the twelve months ended June 30, 2006.

(5)	Reflects the Company’s historical statement of operations as reported on 10-QSB for the nine months ended March 31, 2007, excluding the discontinued operations of Gupta and Empagio.

(6)	To record the reduced interest expense for the nine months ended March 31, 2007. The decrease in the interest expense results from the principal payment of the senior note described in the note (C) of NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET. The principal payment lowered cash interest by $1,628,322. It also results in accelerated amortization of deferred financing costs and warrant-related debt discount. The acceleration for the deferred financing costs would have caused the previous period interest expense to increase, and the current period interest expense to decrease by $403,214. Similarly, the acceleration for the warrant-related debt discount would have caused the current period interest expense to decrease by $644,891.

(7)	The interest expense is offset by the interest income from the installment payments due from the Buyer, which is $2,000,000. $139,800 is recorded as interest income for the nine months ended June 30, 2006.

(8)	The Company did not record an income tax benefit because the company provided a full valuation allowance against the deferred tax asset.